UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 14, 2019

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

As previously disclosed, Consolidated Water Co. Ltd. (the “Company”) and Belize Water Services Ltd. (“BWSL”) entered into a Share Sale and Purchase Agreement dated December 31, 2018 (the “Agreement”) relating to the sale of Consolidated Water (Belize) Limited (“CW-Belize”) to BWSL (the “Transaction”). CW-Belize is the exclusive provider of water in Ambergris Caye, Belize to BWSL, which distributes the water through its own pipeline system to residential, commercial and tourist properties.

On February 14, 2019, the Company closed the Transaction and completed the sale of CW-Belize to BWSL. After adjustments, the final purchase price under the Agreement was approximately $7.0 million. Pursuant to the Agreement, BWSL has paid the Company $6.735 million of the purchase price, with approximately $275,000 being withheld to cover any indemnification obligations of the Company under the Agreement. The amount withheld is payable by BWSL to the Company by June 30, 2019 to the extent not applied to cover any liabilities of the Company under the Agreement.

Prior to the completion of the Transaction, CW-Belize forgave approximately $1.8 million of intercompany debt owed to CW-Belize by the Company and/or its subsidiaries (other than CW-Belize). As additional incentive for the Transaction, BWSL facilitated both the conversion from Belize dollars to United States dollars and the repatriation to the Company’s bank accounts in the Cayman Islands of approximately $2.75 million in cash during the three months ended September 30, 2018 and an additional approximately $8.785 million in cash from September 30, 2018 to the date of this report, including the $6.735 million of the purchase price already paid.

The Company currently intends to use the proceeds from the sale and the other cash repatriated from Belize to fund organic growth projects in the Company’s existing markets, as well as new projects and potential acquisitions in new and developing markets.

Note about forward-looking statements. This report includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "intend", "expect", "should", "will" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, changes in its relationships with the governments of the jurisdictions in which it operates, the outcome of its negotiations with the Cayman government regarding a new retail license agreement, its ability to successfully secure contracts for new water projects, including the project under development in Baja California, Mexico, its ability to develop and operate such projects profitably, its ability to renew existing bulk water supply contracts, its ability to collect its delinquent accounts receivable in the Bahamas, and its ability to manage growth and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: February 19, 2019